Exhibit 10.9

AMENDMENT
TO THE
STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO THE PURCHASE AGREEMENT is made and entered into as of October 19, 2009 (this “Amendment”) among PASHMINADEPOT.COM, INC., a Florida corporation (“Purchaser”), SWISSINSO SA, a Swiss corporation with registered office in Lausanne, Switzerland (the “Company), MICHAEL GRUERING (“Gruering”), YVES DUCOMMUN (“Ducommun”) and JEAN-BERNARD WURM, MUTTIAH YOGANANTHAN, MANUEL DE SOUZA, ANTOINE EIGENMANN, ERGOMA SA, SICG S.A. and ALBERT KRAUER (together with Gruering and Ducommun, the “Sellers”).

W I T N E S S E T H

WHEREAS, on September 10, 2009, the parties entered into a Purchase Agreement (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement) whereby the Purchaser would purchase all of the shares of the Company in exchange for the issuance of 50,000,000 shares of common stock of Purchaser; and

WHEREAS, the Purchaser and Sellers, having subsequently finished their due diligence reviews with respect to the transactions contemplated by the Agreement, desire to amend certain provisions of the Agreement on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           Shareholder Loan.   Section 7.12 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.12    Shareholder Loan. The Purchaser acknowledges that Gruering has advanced loans to the Company as a shareholder loan. Such shareholder loan shall be converted into 1,097,145 shares of Common Stock of the Purchaser as of the Closing Date. Said shareholder shall execute a release to the Company in the form attached hereto as Exhibit A.”

2.           Reference.  On and after the date hereof, each reference in the Agreement to “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall automatically be deemed to include a reference to this Amendment.

3.           Counterparts.    This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.           Captions.   The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5.           Binding Effect.   This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6.           Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of Switzerland, without giving effect to principles of conflicts of law.

7.  Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the competent courts in Lausanne, Switzerland, in connection with any action or proceeding arising out of or relating to this Amendment or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any party shall commence a proceeding to enforce any provisions of this Amendment, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

[Remainder of Page Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.